     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1999

                                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                               ------------------
                              HUBBELL INCORPORATED
             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT
                        (State or other jurisdiction of
                         incorporation or organization)
                                   06-0397030
                      (I.R.S. Employer Identification No.)

                             584 Derby-Milford Road
                         Orange, Connecticut 06477-4024
                    (Address of Principal Executive Offices)

                               ------------------

                              HUBBELL INCORPORATED
                    1973 STOCK OPTION PLAN FOR KEY EMPLOYEES
                              (Full title of Plan)

                               ------------------

                            RICHARD W. DAVIES, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  P.O. Box 549
                             584 Derby-Milford Road
                         Orange, Connecticut 06477-4024
                    (Name and address of agent for service)
                     Telephone number, including area code,
                      of agent for service: (203) 799-4100

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED            PROPOSED
                                                             MAXIMUM             MAXIMUM
                                         AMOUNT             OFFERING            AGGREGATE           AMOUNT OF
      TITLE OF SECURITIES                 TO BE               PRICE             OFFERING          REGISTRATION
        TO BE REGISTERED               REGISTERED           PER SHARE             PRICE                FEE
------------------------------------------------------------------------------------------------------------------

Class B Common Stock
  ($.01 Par Value)(2)...........        5,300,000          $41.6563(1)        $220,778,390         $61,376.39
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

     (1) Calculated pursuant to Rule 457(c), solely for the purpose of determining the registration fee, based on the average of the high and low sales prices of the Registrant's Class B Common Stock on July 30, 1999, on the New York Stock Exchange -- Composite Tape.

     (2) This Registration Statement also pertains to Series B Junior Participating Preferred Share Purchase Rights of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Class B Common Stock and will be transferred along with and only with the Class B Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the registrant (Exchange Act File No. 1-2958) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          1. The Company's Annual Report on Form 10-K, dated March 8, 1999 for the year ended December 31, 1998.

          2. The Company's Quarterly Report on Form 10-Q, dated May 14, 1999 for the fiscal quarter ended March 31, 1999.

          3. The descriptions of the Registrant's Common Stock and Class B Rights contained in its Registration Statements on Form 8-A, dated March 3, 1992 and December 17, 1998, respectively.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of Class B Common Stock offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of Class B Common Stock offered hereby has been passed upon by Richard W. Davies, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Davies is also an officer and/or director of each of the Company's domestic subsidiaries. As of August 4, 1999, Mr. Davies is the record and beneficial owner of 24,394 shares of the Company's Class A Common Stock and 23,723 shares of the Company's Class B Common Stock, and also is eligible to exercise options within sixty days of August 4, 1999 to purchase 52,110 shares of the Class B Common Stock by the exercise of stock options pursuant to the Company's 1973 Stock Option Plan for Key Employees.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the Company may be indemnified by the Company against certain actions pursuant to the Connecticut Business Corporation Act (the "CBCA"). A charter amendment was approved by the Company's shareholders on May 4, 1998 providing enhanced indemnification of directors and officers of the Company and providing for indemnification of employees and agents of the Company in certain circumstances, both as authorized by the CBCA effective January 1, 1997. The Company's charter, as amended, affords to directors and officers the right to be indemnified "to the fullest extent permitted by law." This right means that a director or officer will be indemnified against expenses and liabilities incurred in connection with any applicable proceeding so long as his or her conduct did not (i) involve a knowing and culpable violation of law by such person, (ii) enable such person or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of such person to the Company under circumstances in which such person was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of such person's duty to the Company, or (v) create liability under Section 33-757 (liability for unlawful distributions) of the CBCA. The Company's charter, as amended, also obligates the Company to advance the expenses of a director or officer so long as the director or officer promises to repay the advance if it is later determined that he or she is not entitled to indemnification by the Company.

     The Company has in effect liability insurance policies covering certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed or alleged to have been committed by such person in his or her capacity as officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

           4(a)     --    Restated Certificate of Incorporation, as amended and
                            restated as of May 14, 1998; Exhibit 3a of the
                            registrant's report on Form 10-Q for the second quarter,
                            1998, dated June 30, 1998 and filed on August 7, 1998, and
                            Exhibit 1 of the registrant's reports on Form 8-A and 8-K, both dated December 17, 1998 and filed on December 17,
                            1998, are incorporated by reference.

           4(b)     --    The Company's By-Laws, as amended on March 8, 1999
                            (incorporated by reference to Exhibit 3b of the Company's
                            Form 10-Q for the first quarter, 1999, dated and filed on
                            May 14, 1999).

           5         --   Opinion of Richard W. Davies, Esq., Vice President General
                            Counsel and Secretary of the registrant as to the legality of the equity securities which may be offered hereby,
                            filed herewith.

          24(a)     --    The consent of Richard W. Davies, Esq., Vice President,
                            General Counsel and Secretary is included in his opinion.

          24(b)     --    The consent of PricewaterhouseCoopers LLP, filed herewith.

          25         --   Power of Attorney.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and of 1933 is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HUBBELL INCORPORATED, THE REGISTRANT, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF ORANGE, STATE OF CONNECTICUT ON AUGUST 4, 1999.

                                          HUBBELL INCORPORATED

                                               By       RICHARD W. DAVIES

                                                      RICHARD W. DAVIES
                                               VICE PRESIDENT, GENERAL COUNSEL
                                                          AND SECRETARY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

           SIGNATURE
           ---------             TITLE
G. J. RATCLIFFE                  Chairman of the Board,
                                   President, Chief Executive
                                   Officer and Director
                                   (Principal Executive
                                   Officer)

TIMOTHY H. POWERS                Senior Vice President and
                                   Chief Financial
                                   Officer -- (Chief Accounting
                                   Officer)

E. RICHARD BROOKS                Director

GEORGE W. EDWARDS, JR.           Director

JOEL S. HOFFMAN                  Director

ANDREW MCNALLY IV                Director

DANIEL J. MEYER                  Director

JOHN A. URQUHART                 Director

MALCOLM WALLOP                   Director

                                                    August 4, 1999

     RICHARD W. DAVIES, BY SIGNING HIS NAME HERETO, DOES HEREBY SIGN THIS DOCUMENT PURSUANT TO POWERS OF ATTORNEY DULY EXECUTED BY THE PERSONS NAMED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THIS DOCUMENT, ON BEHALF OF SUCH PERSONS, ALL IN THE CAPACITIES AND ON THE DATE STATED, SUCH PERSONS INCLUDING A MAJORITY OF THE DIRECTORS OF THE REGISTRANT.

                                               By       RICHARD W. DAVIES

                                                      RICHARD W. DAVIES
                                                      (ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS

      EXHIBIT
      NUMBER                                   EXHIBIT
      -------                                  -------
      4(a)    --     Restated Certificate of Incorporation, as amended and
                       restated as of May 14, 1998; Exhibit 3a of the
                       registrant's report on Form 10-Q for the second quarter,
                       1998, dated June 30, 1998 and filed on August 7, 1998, and
                       Exhibit 1 of the registrant's reports on Form 8-A and 8-K, both dated December 17, 1998 and filed on December 17,
                       1998, are incorporated by reference.

      4(b)    --     The Company's By-Laws, as amended on March 8, 1999
                       (incorporated by reference to Exhibit 3b of the Company's
                       Form 10-Q for the first quarter, 1999, dated and filed on
                       May 14, 1999).

      5        --    Opinion of Richard W. Davies, Esq., Vice President, General
                       Counsel and Secretary of the registrant as to the legality of the equity securities which may be offered hereby,
                       filed herewith.

     24(a)    --     The consent of Richard W. Davies, Esq., Vice President,
                       General Counsel and Secretary is included in his opinion.

     24(b)    --     The consent of PricewaterhouseCoopers LLP, filed herewith.

     25        --    Power of Attorney.